Exhibit 107

CALCULATION OF FILING FEE TABLES(1)

424(b)(5)

(Form Type)

ZYMEWORKS INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, $0.00001 par value per share	415(a)(6)	—		$150,000,000 (2)			424B5	333-279073	May 2, 2024	$16,530.00 (3)

	Total Offering Amounts					$150,000,000		—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							—

(1)

These “Calculation of Filing Fee Tables” shall be deemed to update the “Calculation of Filing Fee Tables” table in the registrant’s Registration Statement on Form S-3ASR (File No. 333-279073) (the “Registration Statement”), which was filed on May 2, 2024. The prospectus to which this Exhibit is attached is a final prospectus supplement for the related offering.

(2)

The registrant previously filed a prospectus supplement, dated May 3, 2024 (the “Prior Prospectus Supplement”) pursuant to the Registration Statement, which registered an aggregate of $150,000,000 of shares of common stock. As of the date of filing of this prospectus supplement, all such shares remain unsold. In accordance with Rule 415(a)(6), the entire amount of $150,000,000 is being carried forward and registered under this prospectus supplement and the offering pursuant to the Prior Prospectus Supplement is effectively terminated.

(3)

The filing fee paid in connection with the registration of the unsold securities referenced above in the Prior Prospectus Supplement will continue to be applied to such securities. Accordingly, there is no additional registration fee due in connection with the filing of this prospectus supplement.